UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2020

China Xuefeng Environmental Engineering, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-175483	99-0364975
(State or other jurisdiction of	(Commission File Number)	(IRS employer
incorporation or organization)		identification no.)

16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida	33160
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code: 347-301-8431

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CXEE	None traded on any recognized exchange, but quoted via OTC: Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X;

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.01 Changes in Control of Registrant.

On November 19, 2020, as a result of an Application for Custodianship granted by the Eighth Judicial District Court, Clark County Nevada, Case Number: A-20-822777-P, Levi Jacobson was appointed Custodian of China Xuefeng Environmental Engineering, Inc. (the “Company”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a court order, Levi Jacobson was appointed interim director, president, secretary and treasurer of the Company.

Mr. Jacobson was vested with the right to exercise all of the powers of the corporation, through or in place of its board of directors or officers. Mr. Jacobson was bestowed with all the powers specified in NRS 78.347(6) that states Custodian shall have all the powers and title of a trustee appointed under NRS 78.590, NRS 78.635 and 78.650. Custodians so appointed shall also have the powers as provided in NRS 78.640 and 78.645 whether the company is insolvent or not. All real and personal property of the Company wheresoever situated, and all its franchises, rights, privileges, and effects shall, upon the appointment of Custodian, forthwith vest in Custodian, and the Company shall be divested of the title thereto.

Levi Jacobson, age 30, is a private investor and businessman. Mr. Jacobson has been president and sole director of Hemp Naturals, Inc., since November 13, 2015. Mr. Jacobson is also president and sole director of Elektros, Inc. since December 1, 2020.

Item 8.01. Other Events.

The Registrant’s current contact information is listed below:

Mailing Address: 16950 North Bay Road, Suite 1803

Phone number: 347-301-8431

Email: levateva123@gmail.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Xuefeng Environmental Engineering, Inc.

By: /s/ Levi Jacobson

Name: Levi Jacobson

Director

Dated: April 6, 2021